QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.29

DATED [    •    INSERT DATE] 2007

COMPUTERSHARE INVESTOR SERVICES PLC

DEED IN RESPECT OF
SAMSONITE CORPORATION
DEPOSITARY INTERESTS
(as defined herein)

i

THIS DEED is made on [    •    INSERT DATE] 2007 by COMPUTERSHARE INVESTOR SERVICES PLC an English company, number 3498808, whose registered office is at The Pavilions, Bridgwater Road, Bristol BS13 8AE (the "Depositary"), which expression shall, unless the context otherwise requires, include any successor Depositary appointed in accordance with clause 13.2 of this Deed, in favour of the holders of Samsonite Corporation Depositary Interests (as hereinafter defined).

WHEREAS:

  (A)
  The Regulations and the CREST Manual do not provide for the direct holding and settlement of foreign securities such as Samsonite Corporation Securities by participants in CREST;

  (B)
  The Depositary has determined to constitute and issue from time to time, upon the terms of this Deed, a series of Samsonite Corporation Depositary Interests, each such series representing a particular Class of Samsonite Corporation Securities with a view to facilitating the indirect holding of, and settlement of transactions in, Samsonite Corporation Securities by participants in CREST in accordance with the arrangements described in the CREST Manual;

  (C)
  The UKLA has confirmed that the Depositary Interests in the manner described in this Deed are consistent with the Rules of the London Stock Exchange pertaining to the trading of securities on the London Stock Exchange;

  (D)
  The Depositary (who is an authorised person under the Financial Services and Markets Act 2000 in relation to its custodian role and all other activities to be carried on by it in relation to Samsonite Corporation Depositary Interests) has arranged with the Operator for the Samsonite Corporation Depositary Interests to be settled through the CREST system;

  (E)
  Title to the Samsonite Corporation Depositary Interests shall be evidenced only by entry on the Samsonite Corporation Depositary Interest Register and may be transferred only by means of the CREST system; and

  (F)
  The Depositary will maintain the Samsonite Corporation Depositary Interest Register in its capacity or as envisaged by clause 3.3.

        NOW IT IS WITNESSED AND DECLARED AS FOLLOWS:

1.     INTERPRETATION

1.1
In this Deed the following expressions shall have the following meanings:

"Agent"	any agent appointed by the Depositary pursuant to this Deed;
"Board Resolution"
the resolution of the Board of Directors of Samsonite Corporation duly passed on [• insert date] by virtue of which Samsonite Corporation treats a CREST Transfer or a Demat Form in which either no transferee or a transferee other than the Custodian is specified together with a Stock Deposit Transaction for a number of Samsonite Corporation Depositary Interests equivalent to that specified in such CREST Transfer or Demat Form as valid instruments of transfer of the securities in the capital of Samsonite Corporation the subject of that Crest Transfer or Demat Form and to authorise the same for registration as valid transfers of the number of securities specified therein to the Custodian;
"Class"
a particular class of Samsonite Corporation Securities, units of which are for the time being in issue, where all the individual units of the class concerned are identical in all respects and cannot be separately distinguished;

"CREST Manual"	the document entitled the "CREST Manual" issued by the Operator but excluding the CREST International Manual;
"CREST member"	a person who has been admitted by the Operator as a member of the CREST system;
"CREST Rules"
rules within the meaning of the Regulations and/or the Financial Services and Markets Act 2000 made by the Operator and any rules made by CRESTCo Limited as operator of a designated system under or pursuant to Directive 98/26/EC on settlement finality in payment and securities settlement systems;
"CREST system"	the meaning ascribed thereto in the Glossary of the CREST Manual;
"CREST Transfer"
the form of stock transfer in use from time to time within the CREST system for a transfer of a certificated unit of a participating security to a CREST member to be held by a CREST member in uncertificated form which has been completed with a specified number of Samsonite Corporation Securities and executed by or on behalf of the holder of such Samsonite Corporation Securities;
"Custodian"
subject to clause 3.3, any custodian or custodians, or any nominee of any such custodian, of the Deposited Property as may from time to time be appointed by the Depositary for the purposes of this Deed;
"Demat Form"
the CREST Dematerialisation Request Form in use from time to time within the CREST system for conversion of a unit of a participating security held by a CREST member into uncertificated form which has been completed with a specified number of Samsonite Corporation Securities and executed by or on behalf of the holder of such Samsonite Corporation Securities;
"Deposited Property"
in relation to a particular Class of Samsonite Corporation Securities, the Deposited Samsonite Corporation Securities and all and any rights and other securities, property and cash for the time being held by or for the Custodian or the Depositary and attributable to the Deposited Samsonite Corporation Securities;
"Deposited Samsonite Corporation Securities"
means Samsonite Corporation Securities of a particular Class or entitlements thereto from time to time credited to an account of the Custodian on behalf of the Depositary in the Share Register which are to be held under the terms of this Deed and in respect of which Samsonite Corporation Depositary Interests of a series representing that Class of Samsonite Corporation Securities shall be issued pursuant to the terms of this Deed;
"FSA"	means the Financial Services Authority established in terms of section 1 Financial Services and Markets Act 2000;

"Holder"
in relation to a particular Class of Samsonite Corporation Securities and subject to clause 6.2.1, the CREST member recorded in the Samsonite Corporation Depositary Interest Register for the time being as the holder of a Samsonite Corporation Depositary Interest of the series which represents Samsonite Corporation Securities of that Class and, where the context admits, shall include a former Holder and the personal representatives or successors in title of a Holder or former Holder;
"Liabilities"	any liability, damage, loss, cost, claim or expense of any kind or nature whether direct, indirect, special, consequential or otherwise;
"Membership Agreement"	the agreement entered into by a Holder with the Operator pursuant to which the Operator agreed to admit the Holder as a system member;
"Operator"	CRESTCo Limited or such other person who is for the time being the operator of the CREST system for the purposes of the Regulations;
"Proceedings"	any proceeding, suit or action of any kind and in any jurisdiction arising out of or in connection with this Deed or its subject matter;
"Regulations"
the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) and such other regulations under Section 207 of the Companies Act 1989 as are applicable to the Operator and/or the CREST system and are from time to time in force;
"Samsonite Corporation"
means Samsonite Corporation, incorporated in the State of Delaware under the Delaware General Corporation Law and whose registered office is c/o Prentice-Hall Corporation System Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808, United States;
"Samsonite Corporation Depositary Interest Register"
in relation to a particular series of Samsonite Corporation Depositary Interests, the register of Holders referred to in clause 2.9: and maintained in the United Kingdom on behalf of the Depositary by the Samsonite Corporation Depositary Interest Registrar which expression shall so long as the Regulations so permit or require; be taken to refer, so far as relevant, to a related Operator register of securities;
"Samsonite Corporation Depositary Interest Registrar"
Computershare Investor Services plc or such other CREST Registrar who for the time being maintains the Samsonite Corporation Depositary Interest Register or, so long as the Regulations so permit or require, the relevant record of uncertificated corporate securities
"Samsonite Corporation Depositary Interests"
Samsonite Corporation Depositary Interests of a particular series issued in uncertificated form from time to time by the Depositary on the terms and conditions of this Deed and in accordance with the Regulations, title to which is evidenced by entry on the Samsonite Corporation Depositary Interest Register and which represent a particular Class of Samsonite Corporation Securities;

"Samsonite Corporation Securities"
securities issued by Samsonite Corporation in accordance with its Certificate of Incorporation and By-Laws, whether represented by bearer certificates or instruments or by being recorded on a register or otherwise howsoever, and which are not participating securities (as defined in the Regulations); but excluding such securities or Classes of securities as the Depositary may from time to time determine;
"Share Register"	means the share register of members of Samsonite Corporation maintained in the United States on behalf of Samsonite Corporation;
"Share Registrar"	the person who for the time being maintains the Share Register;
"Stock Deposit Transaction"	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock deposit;
"Stock Withdrawal Transaction into Own Name"	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock withdrawal and which does not include a transferee;
"Stock Withdrawal Transaction into New Name"	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock withdrawal and which includes a transferee.
"UKLA"	the Financial Services Authority acting in its capacity as the UK Listing Authority for the purposes of Part VI of the Financial Services and Markets Act 2000.
1.2
In this Deed, unless otherwise specified:

1.2.1
references to clauses, sub-clauses, schedules and paragraphs are to clauses, sub-clauses, schedules and paragraphs of this Deed;

1.2.2
headings to clauses and paragraphs are for convenience only and do not affect the interpretation of this Deed;

1.2.3
references to a "person" shall be construed so as to include any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having a separate legal personality) or two or more of the foregoing;

1.2.4
references to any statute or statutory instrument or any provision thereof shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

1.2.5
words importing the singular shall include the plural and vice versa unless the contents otherwise requires and words importing a gender shall include any gender;

1.2.6
references to fees, costs, charges, expenses or other payments, shall be exclusive of any value added tax or similar tax charged or chargeable in respect thereof; and

1.2.6.1
when any such amount constitutes consideration for a supply by the Depositary for value added tax purposes, the Depositary shall, in addition to such amount, be entitled to recover an amount equal to any value added tax chargeable on such supply and shall promptly provide an appropriate value added tax invoice to the recipient of the supply (and in the event that the recipient of the supply is different from the party making payment the recipient shall promptly pay to the party making payment an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the value added tax chargeable on such supply);

    1.2.6.2
    when any such amount represents reimbursement for costs or expenses incurred by the Depositary, the Depositary shall be entitled to recover an amount equal to all value added tax incurred by the Depositary in respect of the costs and expenses to the extent that the Depositary reasonably determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant tax authority in respect of such value added tax.

  1.2.7
  words and phrases defined in the Regulations, the CREST Rules, and the CREST Manual which are not defined in this Deed shall have the same meanings where used herein unless the context otherwise requires;

  1.2.8
  in construing this Deed, general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things or by particular examples intended to be embraced by the general words;

  1.2.9
  any provision to the effect that the Depositary shall not be liable in respect of a particular matter shall be construed to mean that the Depositary shall not have any liability which the Depositary might, in the absence of such a provision, incur, whether the Depositary could incur such a liability:

  1.2.9.1
  under the terms of this Deed or any other agreement or instrument relating to the CREST system (where such terms are express or implied by statute, law or otherwise);

  1.2.9.2
  in tort;

  1.2.9.3
  for misrepresentation;

  1.2.9.4
  for breach of trust or of any other duty imposed by law; or

  1.2.9.5
  in any other way, except for as a result of fraud by the Depositary;

  1.2.10
  unless otherwise stated, nothing in this Deed is intended to confer a benefit on any third party, and no term in this Deed will, therefore, be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any party other than the Depositary and any Holder. For these purposes, a term of this Deed shall only be "otherwise stated" if it incorporates an express reference to a right or benefit of the Custodian; and

  1.2.11
  if a benefit is conferred on any third party in accordance with clause 1.2.10, the Depositary may rescind or vary any term of this Deed in accordance with its terms without the consent of the third party at all times.

2.     FORM AND ISSUE OF SAMSONITE CORPORATION DEPOSITARY INTERESTS

2.1
Subject to clause 6.2 the Depositary shall only issue and transfer Samsonite Corporation Depositary Interests to CREST members who in accepting such issue or transfer give the Operator the authority to confirm such membership and supply a copy of their membership agreement to the Depositary.

2.2
Subject to the provisions of this Deed, the Depositary shall issue to a CREST member such number or amount of Samsonite Corporation Depositary Interests as is equal to the number or amount (as the case may be) of Samsonite Corporation Securities of the relevant Class issued or transferred to the Custodian on behalf of the Depositary, for the account of that CREST member.

2.3
Subject to the provisions of this Deed, the Depositary shall only issue Samsonite Corporation Depositary Interests upon either:

2.3.1
receipt by the Depositary of a CREST Transfer or a Demat Form in respect of a specified number and Class of Samsonite Corporation Securities which has been executed by or on behalf of the holder of such Samsonite Corporation Securities; or

2.3.2
the issue to the Custodian on behalf of a CREST member of a specified number and Class of Samsonite Corporation Securities; or

2.3.3
receipt by the Depositary of a Stock Deposit Transaction for an equivalent number of Samsonite Corporation Depositary Interests.

2.4
Receipt by the Depositary of:

2.4.1
a CREST Transfer or a Demat Form; and

2.4.2
a Stock Deposit Transaction for a number of Samsonite Corporation Depositary Interests equivalent to that specified in such CREST Transfer or Demat Form;

  shall by virtue of the Board Resolution constitute an instrument of transfer of such Samsonite Corporation Securities in favour of the Custodian as transferee and by virtue of this clause but subject to the provisions of this Deed, be deemed to constitute:

    2.4.2.1
    an irrevocable instruction to the Depositary to issue an equivalent number of Samsonite Corporation Depositary Interests in the name of the CREST member in whose favour such CREST Transfer is made or in whose name such Demat Form is made; and

    2.4.2.2
    an irrevocable direction to the Depositary or the Samsonite Corporation Depositary Interest Registrar on its behalf, to adjust by means of a Registrar's adjustment transaction the stock account of the relevant CREST member in respect of the relevant number of Samsonite Corporation Depositary Interests;

  and accordingly, forthwith upon receipt of the same the Depositary shall, subject to the provisions of this Deed:

    2.4.2.3
    procure that there is forthwith delivered to the Custodian on behalf of the Depositary, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Samsonite Corporation Securities of the Class concerned equal to the number or amount of Samsonite Corporation Depositary Interests so issued;

    2.4.2.4
    issue such Samsonite Corporation Depositary Interests; and

    2.4.2.5
    send such Registrar's adjustment transaction.

2.5
The issue to the Custodian on behalf of a CREST member of a specified number and Class of Samsonite Corporation Securities shall be deemed, subject to the provisions of this Deed, to constitute:

2.5.1
an irrevocable instruction to the Depositary to issue an equivalent number of Samsonite Corporation Depositary Interests in the name of the CREST member in whose favour such Samsonite Corporation Securities are issued; and

2.5.2
a direction to the Depositary or the Samsonite Corporation Depositary Interest Registrar on its behalf to adjust by means of a Registrar's adjustment transaction the stock account of the relevant CREST member in respect of the relevant number of Samsonite Corporation Depositary Interests;

  and, accordingly, forthwith upon the issue of such Samsonite Corporation Securities, the Depositary shall, subject to the provisions of this Deed:

    2.5.2.1
    procure that there is forthwith delivered to the Custodian on behalf of the Depositary, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Samsonite Corporation Securities of the Class concerned equal to the number or amount of Samsonite Corporation Depositary Interests so issued;

    2.5.2.2
    issue such Samsonite Corporation Depositary Interests; and

    2.5.2.3
    send such Registrar's adjustment transaction.

2.6
The sending by the Depositary or the Samsonite Corporation Depositary Interest Registrar of a Registrar's adjustment transaction in accordance with this Deed is taken to constitute confirmation by the Depositary that:

2.6.1
the relevant number of Samsonite Corporation Depositary Interests has been issued in the name of the relevant CREST member; and

2.6.2
there has been delivered to the Custodian on behalf of the Depositary, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Samsonite Corporation Securities of the Class concerned equal to the number or amount of Samsonite Corporation Depositary Interests so issued.

2.7
Samsonite Corporation Depositary Interests shall be issued in series, each series representing interests in a separate Class of Samsonite Corporation Securities.

2.8
Samsonite Corporation Depositary Interests shall be issued on the terms and conditions set forth or referred to in or prescribed pursuant to this Deed and the CREST Manual, in each case as from time to time amended.

2.9
The Depositary shall maintain in England separate registers in respect of each series of Samsonite Corporation Depositary Interests in accordance with the Regulations. Each such register shall record:

2.9.1
the number of Samsonite Corporation Depositary Interests outstanding from time to time;

2.9.2
the name and address of each person holding the Samsonite Corporation Depositary Interests;

2.9.3
how many Samsonite Corporation Depositary Interests each such person holds;

2.9.4
the date of issue and cancellation and changes in ownership in respect of all of Samsonite Corporation Depositary Interests,

  provided that (1) the maintenance by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of such a series in the United Kingdom shall be a satisfaction pro tanto of the obligations of the Depositary contained in this clause 2.9 and (2) nothing in this deed shall be taken to impose any obligation on the Operator or to confer any right against the Operator with respect to any register.

2.10
Title to a Samsonite Corporation Depositary Interest shall be evidenced only by entry on the Samsonite Corporation Depositary Interest Register and may be transferred only by means of the CREST system.

2.11
A Samsonite Corporation Depositary Interest may be issued only in uncertificated form. A request for conversion of Samsonite Corporation Depositary Interests into certificated units of a security for the purposes of the Regulations shall be deemed to be a request to the Depositary for cancellation of such Samsonite Corporation Depositary Interests and withdrawal of the Deposited

  Property represented by such Samsonite Corporation Depositary Interests in accordance with this Deed.

2.12
Samsonite Corporation Depositary Interests shall be transferable free from any equity, set-off or counterclaim between the Depositary and the original or any intermediate Holder.

2.13
The Depositary shall have no obligation to arrange for the Samsonite Corporation Depositary Interests to be admitted to any stock exchange or quoted or permitted to be dealt in or on any other market.

2.14
The Samsonite Corporation Depositary Interests have not been registered under the securities legislation of any territory other than England and Wales and the federal securities legislation of the United States.

2.15
Save for the trusts declared by clause 5.1 of this Deed, the Depositary shall not be bound by or compelled to recognise any express, implied or constructive trust or other interest in respect of Deposited Property, even if it has actual or constructive notice of the said trust or interest. The Depositary does not undertake any duty or obligation to any person (other than a Holder) and accepts no liability to any such person.

2.16
Samsonite Corporation Depositary Interests may be cancelled by the Depositary pursuant to clauses 6, 7 and 9.4 and, so far as the Depositary considers appropriate, in the circumstances contemplated in clauses 9.11, 9.14, 10.2, and 11.1.

2.17
The Depositary shall maintain in respect of each Holder a securities account showing the amount of Deposited Samsonite Corporation Securities attributable to that Holder and, if and so long as the Deposited Property includes cash a cash account recording the cash amounts (if any) attributable to such Deposited Samsonite Corporation Securities.

3.     APPOINTMENT OF CUSTODIAN

3.1
The Depositary shall from time to time appoint one or more persons to act for it as Custodian. The function of the Custodian shall be to hold such of the Deposited Property as may be designated from time to time by the Depositary and any cash or other property derived from such Deposited Property, on behalf of the Depositary. The Custodian shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Depositary may at any time terminate the appointment of any Custodian and appoint a successor Custodian. The Custodian may be a member of the same group of companies as the Depositary.

3.2
The Depositary shall require the Custodian to ensure that all Deposited Property held by the Custodian is identified as being held on behalf of the Depositary for the account of Holders. The Depositary shall not be liable to earn any interest on or to account to Samsonite Corporation or any Holder or any other person for any interest earned on moneys held either by it or by the Custodian or by any Agent which shall have been paid by or on behalf of Samsonite Corporation or any Holder under this Deed or shall otherwise have been received in respect of Deposited Property.

3.3
Notwithstanding the provisions of clause 3.1, the Depositary may, to the extent permitted by applicable laws and regulations to which it is subject, itself perform the functions of the Custodian, in which case references in this Deed to the Custodian shall be deemed to be references to the Depositary.

4.     DEPOSITED PROPERTY

4.1
Each Holder to whom Samsonite Corporation Depositary Interests are to be issued pursuant to this Deed (the "Holder") shall be bound to give such warranties and certifications to the

  Depositary as the Depositary may reasonably require. Each Holder shall in any event be taken to warrant that Samsonite Corporation Securities which are transferred or issued to the Custodian on behalf of the Depositary for the account of the Holder are transferred or, as the case may be, issued free and clear of all liens, charges, encumbrances or third party interests (other than the interests therein arising pursuant to clause 5 of this Deed), that such transfers or, as the case may be, such issues of Samsonite Corporation Securities to the Custodian are not in contravention of the Certificate of Incorporation or By-Laws of Samsonite Corporation or of any contractual obligation binding on the Holder or the person making the transfer or of any applicable law or regulation or order binding on or affecting the Holder or the person making the transfer and that the Samsonite Corporation Securities which are transferred to the Custodian are not "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act of 1933, as amended, and the Holder shall indemnify the Depositary and keep it indemnified from and against any Liabilities which it may suffer by reason of any breach of any such warranty.

4.2
The Depositary shall be entitled to refuse to accept Samsonite Corporation Securities:

4.2.1
whenever it is notified in writing that Samsonite Corporation has restricted the transfer thereof to comply with ownership restrictions under applicable law or under any contractual provision binding Samsonite Corporation;

4.2.2
if it reasonably believes that any relevant transfer is invalid or ineffective to pass title in the Samsonite Corporation Securities under any applicable law or regulation;

4.2.3
if the Depositary is notified by or on behalf of Samsonite Corporation that such deposit or the issue of Samsonite Corporation Depositary Interests pursuant to this Deed would or might result in the contravention of any applicable law; or

4.2.4
if such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of any applicable law or of any government or governmental authority, body or agency or any regulatory authority or the Operator, or under any provision of this Deed or for any other reason, including, without limitation, that Samsonite Corporation has notified the Depositary that such action is necessary to comply with U.S. securities laws.

5.     DECLARATION OF TRUST

5.1
The Depositary hereby declares and confirms that it holds (itself or through the Custodian) as bare trustee and will so hold, subject to the terms of this Deed, all the Deposited Property pertaining to Samsonite Corporation Depositary Interests for the benefit of the Holders as tenants in common and that each of the Holders is entitled to rights in relation to the relevant Deposited Property accordingly. For the avoidance of doubt, in acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly undertaken by it in this Deed and, except to the extent expressly provided by this Deed, does not assume any relationship of trust for or with the Holders or any other person.

5.2
Nothing in this Deed is intended to nor shall create a charge or other security interest in favour of the Depositary. Any right or power of the Depositary in respect of the Deposited Property is reserved by the Depositary under its declaration of trust contained in clause 5.1 and is not given by way of grant by any Holder.

5.3
The Depositary shall pass on and shall ensure that the Custodian passes on to the relevant Holder(s) all rights and entitlements which it or the Custodian receives in respect of Deposited Samsonite Corporation Securities in accordance with this Deed, except to the extent that the Depositary has been notified by Samsonite Corporation that it may not pass on such rights and entitlements under U.S. securities laws.

  5.3.1
  Any such rights or entitlements to cash distributions, to information to make choices and elections, and to attend and vote at general meetings shall, subject to the other provisions of this Deed, be passed on to the relevant Holder(s) forthwith upon being received by the Custodian in the form in which they are received by the Custodian together with such amendments or such additional documentation as shall be necessary to effect such passing on.

  5.3.2
  Any such rights or entitlements to scrip dividends, to bonus issues or arising from capital reorganisations shall be passed on to the relevant Holder(s):

  5.3.2.1
  by means of the sub-division, cancellation and/or issue of Samsonite Corporation Depositary Interests to reflect the sub-division and/or cancellation of the underlying Deposited Samsonite Corporation Securities or the issue of additional Samsonite Corporation Depositary Interests to the relevant Holder(s) to reflect the issue of additional Samsonite Corporation Securities to the Custodian; and

  5.3.2.2
  in either case forthwith following such sub-division and/or cancellation or issue of such Samsonite Corporation Securities as the case may be.

  5.3.3
  If arrangements are made which allow a Holder to take up any rights in Samsonite Corporation Securities requiring further payment from a Holder, it must, if it wishes the Depositary to exercise such rights on its behalf, put the Depositary in cleared funds before the relevant payment date or such other due date that the Depositary may notify the Holders in respect of such rights.

  5.3.4
  The Depositary will accept all compulsory purchase notices in respect of Samsonite Corporation Depositary Interests but will not exercise choices, elections or voting rights in the absence of express instructions from the relevant Holder.

  5.3.5
  The Depositary shall re-allocate any Samsonite Corporation Securities or distributions which are allocated to the Custodian and which arise automatically out of any right or entitlement to Deposited Samsonite Corporation Securities to Holders pro-rata to the Deposited Samsonite Corporation Securities held for their respective accounts provided that the Depositary shall not be required to account for any fractional entitlements arising from such re-allocation which fractional entitlements shall be aggregated and given to charity.

  5.3.6
  Any other rights or entitlements shall be passed on to Holders in such manner and by such means as the Depositary shall in its absolute discretion determine.

5.4
The Depositary will not be bound to take notice of, nor to see to the carrying out of, any trust, mortgage, charge, pledge or claim in favour of any other person. A receipt from a Holder (or from a Holder's personal representatives or nominated transferee in accordance with clause 6) for the Samsonite Corporation Depositary Interests will free the Depositary from responsibility to any such other person in respect of any such interest. The Depositary may ignore any notice it receives of the right, title, interest or claim of any other person to an interest in those assets, except where the interest is conferred by operation of law.

6.     WITHDRAWAL OF DEPOSITED PROPERTY

6.1
Subject to the provisions of this Deed, the Depositary shall only cancel Samsonite Corporation Depositary Interests and transfer the Deposited Property represented thereby upon the request of the Holder.

6.2
The receipt by the Depositary of either a Stock Withdrawal Transaction into Own Name or a Stock Withdrawal Transaction into New Name for a specified number of Samsonite Corporation

  Depositary Interests shall in addition to the meaning attributed to it within the CREST system (if different) be deemed to constitute:

  6.2.1
  in the event of a Stock Withdrawal Transaction into New Name, an irrevocable instruction to the Samsonite Corporation Depositary Interest Registrar to debit the account on the Samsonite Corporation Depositary Interest Register of the CREST member who issued such Stock Withdrawal Transaction and credit the account of the transferee specified in such Stock Withdrawal Transaction, whether or not a CREST member in each case with the relevant number of Samsonite Corporation Depositary Interests and for the avoidance of doubt any such transferee whether or not a CREST member shall not become a Holder;

  6.2.2
  in the event of a Stock Withdrawal Transaction (whether into New Name or Own Name) an irrevocable request from the Holder on the Samsonite Corporation Depositary Interest Register for those Samsonite Corporation Depositary Interests to be cancelled and for the Deposited Property represented thereby to be withdrawn; and

  6.2.3
  an irrevocable instruction from the holder on the Samsonite Corporation Depositary Interest Register to the Custodian to forthwith transfer the relevant Deposited Property to the transferee specified in such Stock Withdrawal Transaction into New Name or, in the case of a Stock Withdrawal Transaction into Own Name, the Holder of the relevant Samsonite Corporation Depositary Interests (in either case the "Transferee") and to pay any money comprised in or referable to the Deposited Property relating to such Samsonite Corporation Depositary Interests to such Transferee.
6.3
In respect of any transfer to the Transferee:

6.3.1
the Depositary shall be entitled to deliver to the Transferee, in lieu of the relevant Deposited Samsonite Corporation Securities to which he is entitled, any securities into which such Deposited Samsonite Corporation Securities have been converted, sub-divided or consolidated, any securities which are substituted by Samsonite Corporation for such Deposited Samsonite Corporation Securities or any proceeds and/or securities received or issued in lieu of such Deposited Samsonite Corporation Securities as a result of any corporate event of or affecting Samsonite Corporation; and

6.3.2
without prejudice to the generality of clause 6.3.1, where the Depositary has at the direction of the Holder assented Deposited Samsonite Corporation Securities to a third party pursuant to a take-over offer, the Depositary shall deliver to the Transferee in question the proceeds and/or securities received in respect of the assented Samsonite Corporation Deposited Securities attributed to the Samsonite Corporation Depositary Interests being withdrawn in lieu of such Deposited Samsonite Corporation Securities;

  in each case as soon as practicable following receipt if the same have not been received by the Depositary by the time of receipt of the relevant Stock Withdrawal Transaction whether into Own Name or into New Name.

6.4
Notwithstanding the provisions of clause 6, the Depositary shall not be required to make arrangements for the transfer of Samsonite Corporation Securities of a particular Class during any period when the Share Register is closed.

6.5
The Depositary shall not be liable to a Holder or a Transferee if any Deposited Property cannot be delivered to or to the order of a Transferee by reason of any prohibition imposed upon the Depositary or the Holder by applicable law or any other matter beyond the Depositary's reasonable control.

6.6
Notwithstanding the withdrawal of Deposited Samsonite Corporation Securities under this clause 6, income distributions attributable thereto will be dealt with in accordance with clause 5.

6.7
Any person requesting cancellation of Samsonite Corporation Depositary Interests may be required by the Depositary to furnish it with such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity and with such further documents and information as the Depositary may deem necessary or appropriate for the administration or implementation of this Deed in accordance with applicable laws and regulations. The Depositary may withhold delivery of the Deposited Property until such items are so furnished.

7.     COMPULSORY WITHDRAWAL

7.1
If it shall come to the notice of the Depositary, or if the Depositary shall have reason to believe, that any Samsonite Corporation Depositary Interests:

7.1.1
are owned directly or beneficially by any person in circumstances which, in the opinion of the Depositary, might result in the Depositary or the Custodian suffering any liability to taxation or pecuniary, fiscal or material regulatory disadvantage which it might not otherwise have suffered;

7.1.2
are owned directly or beneficially by, or otherwise for the benefit of, any person in breach of any law or requirement of any jurisdiction or governmental authority or so as to result in ownership of any Samsonite Corporation Securities exceeding any limit under, or otherwise infringing, the Certificate of Incorporation or By-Laws of or law applicable to Samsonite Corporation or the terms of issue of the Samsonite Corporation Securities;

7.1.3
are owned directly or beneficially by, or otherwise for the benefit of, any person who fails to furnish to the Depositary such proof certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity, as the Depositary may deem necessary or appropriate for the administration or implementation of this Deed in accordance with applicable laws and regulations, including (without limitation) information specified in the CREST Manual;

7.1.4
are owned by a Holder who ceases at any time to be, or is suspended in whole or in part as, a CREST member for any reason; or

7.1.5
cease to be capable of being held in the CREST system;

  then the Holder shall be deemed, at the election of the Depositary to have requested the cancellation of his Samsonite Corporation Depositary Interest(s) and the withdrawal of the Deposited Samsonite Corporation Securities represented by his Samsonite Corporation Depositary Interest(s).

7.2
On the Holder being deemed at the election of the Depositary, to have requested the withdrawal of the Deposited Samsonite Corporation Securities represented by his Samsonite Corporation Depositary Interests pursuant to clause 7.1, the Depositary shall make such arrangements to the extent practicable and permitted by applicable law and regulation for the delivery of the Deposited Property represented by the Holder's Samsonite Corporation Depositary Interests to the Holder as the Depositary shall think fit. Without limitation, the Depositary may:

7.2.1
arrange for the Samsonite Corporation Depositary Interests of such Holder to be transferred (or cancelled and re-issued) to a CREST member selected by the Depositary who shall hold the same as nominee for such Holder on such terms as the Depositary or that CREST member shall think fit;

7.2.2
arrange for such Samsonite Corporation Depositary Interests to be cancelled and for the Deposited Property represented thereby to be transferred to such Holder; or

7.2.3
in its absolute discretion, liquidate all or part of the Deposited Property and deliver the net proceeds in respect thereof to the Holder.

7.3
The Depositary shall be entitled to deduct such fees, costs, duties, taxes and charges as may be applicable and any other sums owing to the Depositary in accordance with the provisions of this Deed from the Deposited Property or from the net proceeds thereof before delivering the same to the Holder. If any official consents need to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depositary shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit.

8.     AUTHORISATIONS AND CONSENTS

8.1
The Depositary warrants that it is an authorised person under the Financial Services and Markets Act 2000 and is duly authorised to carry out the custodian and other activities required of it by this Deed in accordance with that Act and undertakes that, if and so long as this Deed remains in force, it shall, at its own burden and expense, maintain that status and authorisation or any corresponding status under any legislation or regulatory requirement in England or of any other jurisdiction by which it is bound which may from time to time apply to the carrying on of such activities in addition to or in substitution for the requirements of the Financial Services and Markets Act 2000.

8.2
Subject to clause 8.1, if any other governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required in order for the Depositary to receive Samsonite Corporation Securities to be deposited hereunder and/or for Samsonite Corporation Depositary Interests representing the same to be issued pursuant to this Deed, or in order for Samsonite Corporation Securities or other securities or property to be distributed or to be subscribed or acquired in accordance with the provisions prescribed in or pursuant to this Deed, the prospective Holder shall apply for such authorisation, consent, registration, or permit or file such report within the time required. The Depositary shall not be bound to issue Samsonite Corporation Depositary Interests or distribute, subscribe or acquire Samsonite Corporation Securities or other property with respect to which such authorisation, consent, registration, permit or such report shall not have been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit or to file any such report except in circumstances where the same may only be obtained or filed by the Depositary and only without unreasonable burden or expense.

9.     LIABILITY

9.1
The Depositary shall not incur any liability to any Holder or to any other person for any Liabilities suffered or incurred arising out of or in connection with the performance or non-performance of its obligations or duties whether arising under this Deed (other than those specified in clauses 2.2 and 2.3) or otherwise save to the extent that such Liabilities result from its negligence or wilful default or fraud or that of any person for whom the Depositary is vicariously liable provided that the Depositary shall not incur any such liability as a result of the negligence or wilful default or fraud of any Custodian or Agent which is not a member of the same group of companies as the Depositary unless the Depositary shall have failed to exercise reasonable care in the appointment and continued use of such Custodian or Agent. Nor shall the Depositary incur any such liability if any Liabilities suffered or incurred by the Holder are attributable to or results from the negligence or wilful default or fraud of the Operator or Samsonite Corporation or the acts or omissions of any person who provides banking services in connection with the CREST system. Except in the case of personal injury or death, or where liability results from fraud by the Depositary, any liability incurred by the Depositary to a Holder under this Agreement will be limited to:

9.1.1
the value (at the date the act, omission or other event giving rise to the liability is discovered and as if such act, omission or other event had not occurred) of the Deposited Property that would have been properly attributable (if such act, omission or other event had not occurred) to the Depositary Interests to which the liability relates; or if less;

9.1.2
that proportion of £5,000,000 which corresponds to the proportion which the amount the Depositary would otherwise be liable to pay to the Holder bears to the aggregate of the amounts that the Depositary would otherwise be liable to pay to all or any Holders in respect of the same act, omission or event which gave rise to such liability or, if there are no such other amounts, £5,000,000.

9.2
The Depositary shall not incur any liability to any Holder or to any other person if, by reason of:

9.2.1
any provision of any present or future law or regulation of any jurisdiction or of any governmental authority, or by reason of the interpretation thereof;

9.2.2
the Certificate of Incorporation or By-Laws of Samsonite Corporation;

9.2.3
the provisions of the CREST Manual or CREST Rules or the application thereof;

9.2.4
any refusal or failure of the Operator or of any other person to provide any service in relation to the CREST system or any operational failure of the CREST system;

9.2.5
any act or omission of Samsonite Corporation;

9.2.6
any other computer failure; or

9.2.7
any circumstance beyond the reasonable control of the Depositary;

  the performance by it or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to this Deed shall be prevented or delayed or required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by this Deed.

9.3
If and to the extent that by virtue of laws of any jurisdiction outside the United Kingdom, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Certificate of Incorporation or By-Laws of Samsonite Corporation or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary's reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Samsonite Corporation Securities to cover the Samsonite Corporation Depositary Interests in issue, neither the Depositary nor the Custodian shall be in any way liable to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of the Samsonite Corporation Depositary Interests of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance; and each Holder agrees that, by acquiring and holding Samsonite Corporation Depositary Interests representing Samsonite Corporation Securities by means of the arrangements contemplated by this Deed, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

9.4
If the Depositary becomes entitled to take or cause to be taken action in accordance with Clause 9.3 above, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

9.5
The Depositary may rely on, and shall not be liable for any loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or any other Agent or Samsonite Corporation or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Samsonite Corporation Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorised or delivered.

9.6
The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any certificate or information obtained from, Samsonite Corporation or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by Samsonite Corporation, the Depositary or otherwise and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or any other person for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons depositing Samsonite Corporation Securities or otherwise entitled to the issue of Samsonite Corporation Depositary Interests. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, telegram, cable or other electronic communication and the Depositary shall not be liable for acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

9.7
The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of Samsonite Corporation by a director of Samsonite Corporation or by a person duly authorised in writing by a director of Samsonite Corporation or such other certificate from any such person as is specified in clause 9.6 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any loss or liability that may be occasioned by the Depositary acting on such certificate.

9.8
The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by Samsonite Corporation of any of its obligations, including, without limitation, those arising under or in connection with applicable law, or any contract or instrument to which Samsonite Corporation is a party or by which it or any of its assets is bound. The Depositary makes no representation or recommendation to any person regarding the financial condition of Samsonite Corporation or the advisability of acquiring Samsonite Corporation Depositary Interests or Samsonite Corporation Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of Samsonite Corporation or the effect thereof on the value of the relevant Samsonite Corporation Securities or Samsonite Corporation Depositary Interests or any rights derived there from.

9.9
The Depositary, the Custodian and any Agent may engage or be interested in any financial or other business transactions with Samsonite Corporation or any other member of any group of which Samsonite Corporation is a member, or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in Samsonite Corporation Depositary Interests for their own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian or Agent (as the case may be) in relation to matters arising under this Deed (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising there from.

9.10
The Depositary shall endeavour to effect any sale of securities or other property or transferable right and any conversion of currency as is referred to or contemplated by this Deed in accordance with its normal practices and procedures but shall have no liability with respect to the terms of such sale or conversion or if the effecting of such sale or conversion shall not be reasonably practicable.

9.11
The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any tax in respect of any or any part of the Deposited Property or any income or capital distribution or other payment arising there from or any proceeds of sale thereof. The Depositary shall be entitled to make such deductions from the Deposited Property or any income or capital arising there from or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required by applicable law in order to comply with its obligations to account for any tax liability in respect thereof.

9.12
Without prejudice to any other powers which the Depositary may have hereunder, the Depositary shall be entitled to enter into any agreement with or give any undertakings to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to this Deed and to do all such things as may be required under the terms of any such agreement or undertakings.

9.13
Notwithstanding anything else contained in this Deed but subject always to the rights of a Holder under clause 5, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any of the rules or any regulation or requirement of any regulatory authority or other body which is binding upon it, or which would or might otherwise in its reasonable opinion render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, regulation or requirement or which is in its opinion necessary to avoid any such liability.

9.14
No provision of this Deed shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income or capital arising there from or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss or liability suffered by the Depositary in respect thereof.

9.15
All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

9.16
The Depositary shall not be liable to a Holder in respect of any of its obligations under this Agreement if it is unable to fulfil those obligations by reason of any prohibition imposed upon the Depositary or the Holder by applicable law, any benefit attaching to Samsonite Corporation Securities being unable to pass through the CREST system and alternative arrangements not being agreed with Samsonite Corporation or any other matter beyond the Depositary's reasonable control.

10.   DEPOSITARY'S FEES AND EXPENSES

10.1
The Depositary shall be entitled to charge Holders in respect of the provision of its services under this Deed the fees and expenses notified from time to time.

10.2
The Depositary shall not be liable for any taxes, duties, charges, costs or expenses which may become payable in respect of the Deposited Samsonite Corporation Securities or other Deposited Property or the Samsonite Corporation Depositary Interests, whether under any present or future fiscal or other laws or regulations or otherwise howsoever, and such part thereof as is proportionate or in the opinion of the Depositary referable to a Samsonite Corporation Depositary Interest shall be payable by the Holder thereof to the Depositary at any time on request; or may be deducted from Deposited Property held for the account of the Holder and/or from any amount due or becoming due on such Deposited Property in respect of any dividend or other distribution. In default thereof, the Depositary may in its sole discretion sell, and for the account of the Holder discharge the same out of the proceeds of sale of any appropriate number of Deposited Samsonite Corporation Securities or other Deposited Property, and subsequently pay any surplus to the Holder.

11.   INDEMNITIES

11.1
A Holder shall be required to accept liability for and shall be bound to indemnify the Depositary and the Custodian and their respective agents, officers and employees and hold each of them harmless from and against, and shall reimburse each of them for, any and all Liabilities, arising from or incurred in connection with, or arising from any act performed in accordance with or for the purposes of or otherwise related to, this Deed insofar as they relate to Deposited Property held for the account of, or Samsonite Corporation Depositary Interests held by, that Holder, except for Liabilities caused by or resulting from any wilful default or negligence or fraud of:

11.1.1
the Depositary; or

11.1.2
the Custodian or any Agent if such Custodian or Agent is a member of the same group of companies as the Depositary or if, not being a member of the same group of companies, the Depositary shall have failed to exercise reasonable care in the appointment and continued use of such Custodian or Agent.

11.2
The Depositary shall be entitled to make such deductions from the Deposited Property or any income or capital arising there from or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to discharge the obligations of the Holder(s) under this clause.

11.3
The obligations of each Holder under clause 11.1 shall survive any termination of this Deed in whole or in part and any resignation or replacement of the Depositary and any Custodian.

11.4
Should any amount paid or payable under this Deed by a Holder be itself subject to tax in the hands of the recipient or be required by law to be paid under any deduction or withholding, relevant Holder(s) will be required to pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as he would have had if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this clause 11.4. If, at any time after a Holder pays any sum or sums as a consequence of the application of this clause 11.4, the recipient receives or is granted a credit against, refund of or relief from any tax payable by it which it would not otherwise have received or been granted, the recipient shall promptly reimburse to the Holder such amount as, acting reasonably, the recipient determines will leave it in no worse a position that it would have been in had the circumstances giving rise to the increased payment not in fact arisen.

12.   AGENTS

12.1
The Depositary may from time to time appoint one or more Agents on such terms as the Depositary may think fit to perform any obligations of the Depositary under this Deed and the Depositary may remove any such Agent.

12.2
In particular but without prejudice to the generality of clause 12.1, the Depositary shall be entitled to delegate by power of attorney or otherwise to any Agent, all or any of the powers, authorities and discretions vested in the Depositary by this Deed and such delegation may be made upon such terms and subject to such conditions, including the power to sub-delegate, as the Depositary may think fit.

12.3
Notice of any appointment or removal pursuant to clause 12.1 or any delegation pursuant to clause 12.2 shall, where such matter is in the opinion of the Depositary material to the Holders of Samsonite Corporation Depositary Interests, be given by or for the Depositary to the Holders.

13.   RESIGNATION OF THE DEPOSITARY

13.1
The Depositary may resign as Depositary by giving at least 90 days' prior notice in writing to that effect to the Holders.

13.2
The resignation of the Depositary shall take effect on the date specified in such notice provided that no such resignation shall take effect until the appointment by the Depositary of a successor Depositary. The Depositary undertakes to use its reasonable endeavours to procure the appointment of a successor Depositary with effect from the date specified in such notice as soon as reasonably practicable following the giving of notice of resignation. Upon any such appointment and acceptance, notice thereof shall be given by or for the Depositary to the Holders as soon as reasonably practicable.

13.3
Upon the resignation of the Depositary (referred to in this clause 13.3 as the "Retiring Depositary") and against payment of all sums due to the Retiring Depositary under this Deed, the Depositary shall deliver to its successor as Depositary (the "Successor") sufficient information and records to enable the Successor efficiently to perform its obligations under this Deed and shall transfer to the Successor or to a Custodian or other Agent appointed by the Successor all Deposited Property held by the Retiring Depositary as trustee under this Deed. Upon the date when such resignation takes effect, any Custodian appointed by the Retiring Depositary shall be instructed by the Retiring Depositary to transfer to the Successor or to a Custodian or other Agent appointed by the Successor the Deposited Property held by it pursuant to this Deed.

14.   TERMINATION OF DEED

14.1
The Depositary may terminate this Deed either in its entirety or in respect of one or more series of Samsonite Corporation Depositary interests by giving 90 days' prior notice to that effect to the Holders of the Samsonite Corporation Depositary Interests concerned.

14.2
During the period from the giving of such notice to the Holders until termination, each Holder shall be entitled to cancel each Samsonite Corporation Depositary Interest held by it and withdraw the Deposited Property related thereto in accordance with the terms of this Deed.

14.3
If any Samsonite Corporation Depositary Interests in respect of which this Deed is terminated remain outstanding after the date of termination, the Depositary shall as soon as reasonably practicable:

14.3.1
deliver the Deposited Property then held by it under this Deed in respect of each Samsonite Corporation Depositary Interest to the respective Holder; or, at its discretion;

14.3.2
sell all or part of such Deposited Property;

14.3.3
request the Operator to remove the relevant Samsonite Corporation Depositary Interests from the CREST system; and

14.3.4
following any such removal the Depositary shall not register transfers of the relevant Samsonite Corporation Depositary Interests, pass on dividends or distributions or take any other action in respect of such Deposited Property, except that it shall, as soon as reasonably practicable, deliver the net proceeds of any such sale, after deducting any sums then due to the Depositary, together with any other cash then held by it under this Deed, pro rata to Holders in respect of their Samsonite Corporation Depositary Interests. After making such sale, the Depositary shall be discharged from all obligations under this Deed, except its obligation to account to Holders for such net proceeds and other cash comprising the Deposited Property without interest.

14.4
For the avoidance of doubt, any obligations of a Holder to make payments to the Depositary shall survive any such termination.

15.   AMENDMENT OF DEED

15.1
All and any of the provisions of this Deed (other than this clause) may at any time and from time to time be amended or supplemented by the Depositary in any respect which it may deem necessary or desirable by a deed supplemental to this Deed.

15.2
Notice of any amendment or supplement, other than an amendment or supplement of a minor or technical nature which does not in the reasonable opinion of the Depositary materially affect the interests of the Holders of Samsonite Corporation Depositary Interests concerned, shall be given by or for the Depositary to the Holders 30 days prior to the amendment or supplement taking effect, except in circumstances where such an amendment or supplement is required for compliance with any applicable law, in which case, notice shall be given by or for the Depositary to the Holders as soon as practicable after the Depositary is made aware that such amendment or supplement is required.

15.3
Any amendment or supplement which shall, in the reasonable opinion of the Depositary, be materially prejudicial to the interests of the Holders as a whole shall only be made following consultation with Samsonite Corporation and shall not take effect until 40 days after service of notice on the Holders at which time the Holders shall be deemed to have accepted the amendment or supplement.

15.4
The Depositary shall not be obliged to have regard to the consequences for the Holders of any proposed amendment or supplement to this Deed or the exercise of any power conferred on the Depositary by this Deed except to the extent expressly provided in this Deed.

16.   FURTHER ACKNOWLEDGEMENTS

16.1
The Holder shall be required and be bound to acknowledge and agree with the Depositary that:

16.1.1
the Depositary has no responsibility for the operation or non-operation of the CREST system; accordingly, the Depositary shall be entitled without further enquiry to execute or otherwise act upon instructions or information or purported instructions or information received by means of the CREST system notwithstanding that it may afterwards be discovered that such instructions or information were not genuine or were not initiated by the Operator, a CREST member or other person authorised to give them. Any such execution or action by the Depositary shall, save in the case of wilful default or negligent disregard of its obligations, constitute a good discharge to the Depositary, which shall not be liable for any Liabilities suffered or incurred by the Holder or any other person arising in whatever manner directly or indirectly from and/or as a result of such execution or action;

16.1.2
the Depositary and the Custodian rely on the Share Registrar to supply information relating to cash distributions, corporate actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Samsonite Corporation Depositary Interests representing Samsonite Corporation Securities and, accordingly, the content of the information made available to Holders and the time at which such information is available will reflect the content of and timing of the supply of information to the Depositary, the Custodian or its nominee, for which no responsibility is accepted;

  16.1.3
  the Holder shall not cause or endeavour to cause the Depositary, the Custodian or its nominee to make or assert any right or claim whatsoever against the Operator or Samsonite Corporation or its officers;

  16.1.4
  the Depositary and the Custodian may hold Holders' money entitlements in client bank accounts outside the UK on a pooled basis pending distribution and such money may not be protected as effectively as money held in a bank account in the UK and, in particular, the relevant bank may be entitled to combine funds held in a client bank account with any other account of the Depositary or the Custodian or to exercise any right of set-off or counterclaim against money held in a client bank account in respect of any sum owed to it on any other account by the Depositary or the Custodian;

  16.1.5
  the Depositary undertakes to take reasonable care in the selection and continued use of any person who provides banking and related services in connection with the Deposited Samsonite Corporation Securities but neither the Depositary nor the Custodian is responsible for the acts or omissions of any such person and the Holder further acknowledges and agrees that any such person is responsible only to any or both of the Depositary and the Custodian and undertakes to take no action to recover damages, compensation or payment or remedy of any other nature from any such person; and

  16.1.6
  nothing in this Deed shall prevent the Depositary carrying out nominee or Depositary services for anybody else.

17.   STAMP DUTY RESERVE TAX

17.1
The Holder shall be required and be bound to agree and acknowledge with the Depositary that:

17.1.1
stamp duty reserve tax ("SDRT") may not be payable on agreements to transfer certain Samsonite Corporation Depositary Interests by virtue of the Stamp Duty Reserve Tax (UK Depositary Interests in Foreign Securities) Regulations 1999 and the Stamp Duty Reserve Tax (UK Depositary Interests in Foreign Securities) Regulations 2000; and

17.1.2
it is the responsibility of the Holder, and not the Depositary, to ensure that any Samsonite Corporation Depositary Interests which the Holder is proposing to acquire or dispose of by means of the CREST system and which are identified by the CREST system as being exempt from the charge to SDRT on their transfer are so exempt.

17.2
The Holder shall be required to undertake to the Depositary:

17.2.1
to notify the Operator and the Depositary forthwith if Samsonite Corporation Depositary Interests which the Holder is proposing to acquire or dispose or by means of the CREST system and which are identified by the CREST system as being exempt from the charge to SDRT on their transfer are not so exempt; and

17.2.2
to pay to the Operator any SDRT and any interest, charges or penalties in relation to late or non-payment of SDRT arising directly or indirectly from any agreement of the Holder to acquire or dispose of Samsonite Corporation Depositary Interests or Samsonite Corporation Securities represented or to be represented by Samsonite Corporation Depositary Interests which are not exempt for whatever reason from the charge to SDRT on their transfer and to hold the Depositary harmless from any and all Liabilities arising from or incurred in connection therewith.

17.3
For the purposes of this clause 17, a CREST member will be taken to be proposing to acquire Samsonite Corporation Depositary Interests or to have entered into an agreement to acquire Samsonite Corporation Depositary Interests if he acquires Samsonite Corporation Depositary Interests from another CREST member or if the Samsonite Corporation Depositary Interests are to be issued to him and to be proposing to dispose of Samsonite Corporation Depositary Interests or to have entered into an agreement to dispose of Samsonite Corporation Depositary Interests if he disposes of Samsonite Corporation Depositary Interests to another CREST member or if the Samsonite Corporation Depositary Interests would, as a result, be cancelled.

18.   REGULATORY REQUIREMENTS

18.1
The Depositary is regulated in the conduct of its investment business (which for these purposes is taken to refer to the safeguarding and administration of the holdings of Samsonite Corporation Securities in the manner described in this Deed) by FSA. The following further provisions apply in relation to such investment business.

18.2
The Holder may give instructions to the Depositary in the manner described in this Deed. The Depositary will not specifically acknowledge such instructions.

18.3
The Depositary has established procedures in accordance with the requirements of FSA for the effective consideration of complaints by Holders. All formal complaints should be made in writing to the compliance officer of the Depositary at the registered office address of the Depositary from time to time. In addition, Holders have a right of complaint direct to The Financial Ombudsman Service.

18.4
A statement is available from the Depositary describing Holders' rights to compensation if the Depositary is unable to meet its liabilities.

18.5
None of the Depositary, the Custodian or its nominee shall:

18.5.1
arrange for any Samsonite Corporation Securities or other Deposited Property to be lent to any other person; or

18.5.2
charge in favour of any other person any such property as security.

19.   DISCLOSURE OF OWNERSHIP

19.1
The Depositary may from time to time require from any Holder or former or prospective Holder:

19.1.1
information as to the capacity in which such Holder owns or owned Samsonite Corporation Depositary Interests and regarding the identity of any other persons then or previously interested in such Samsonite Corporation Depositary Interests and the nature of such interests; and

19.1.2
evidence or declaration of nationality or residence of the legal or beneficial owner(s) of Samsonite Corporation Depositary Interests registered or to be registered in his name and such information as is required for the transfer of the relevant Samsonite Corporation Securities to the Holder;

  and such other information as may be necessary or desirable for the purposes of this Deed or any other agreement or arrangement relating to the CREST system. Each Holder agrees to provide any such information requested by Samsonite Corporation or the Depositary and consents to the disclosure of such information by the Depositary or custodian to the extent necessary or desirable to comply with their respective legal or regulatory obligations.

19.2
To the extent that provisions of or governing any Samsonite Corporation Securities, the Certificate of Incorporation or By-Laws of Samsonite Corporation or applicable law may require the disclosure to Samsonite Corporation of, or limitations in relation to, beneficial or other ownership of Samsonite Corporation Securities or other securities, the Holders of Samsonite Corporation Depositary Interests shall comply with Samsonite Corporation's instructions in respect of such disclosure or limitation, as may be forwarded to them from time to time.

20.   NOTICES

        Any notice shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any such notice shall be sent or delivered to the party to be served, in the case of the Depositary, at the address set out above and marked for the attention of the Company secretary and, in the case of a Holder, at the address set out in the Samsonite Corporation Depositary Interest Register. Any alteration in the details of the party to be served shall, to have effect, be notified to the other party in accordance with this clause. Service of a notice must be effected by one of the following methods:

20.1
personally on a Holder (if a natural person) or on the director or the secretary of any Holder or any other party and shall be treated as served at the time of such service;

20.2
by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) business day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted; or

20.3
by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first business day after the date of such delivery.

21.   SEVERABILITY

21.1
If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

22.   COPIES OF DEED

22.1
A Holder shall be entitled to one copy of this Deed upon payment of a reasonable copying charge upon written request made to the Depositary.

23.   GOVERNING LAW AND JURISDICTION

23.1
This Deed and the Samsonite Corporation Depositary Interests shall be governed by and construed in accordance with English law.

23.2
For the benefit of the Depositary, the Holder shall irrevocably agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement. For such purposes, the Holder shall irrevocably submit to the jurisdiction of the courts of England.

23.3
The Holder shall irrevocably waive any objection which it might have to the courts referred to in clause 23.2 being nominated as the forum to hear and determine any suit, action or Proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and agree not to claim any such court is not a convenient or appropriate forum.

23.4
The submission to the jurisdiction of the courts referred to in clause 23.2 shall not (and shall not be construed so as to) limit the rights of the Depositary to take Proceedings against the Holder in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions, whether concurrently or not.

24.   OVERRIDING PROVISIONS

24.1
For so long as the Samsonite Corporation Depositary Interests remain a participating security in CREST, no provision of this Deed or of any other instrument relating to the Samsonite Corporation Depositary Interests shall apply or have effect to the extent that it is in any respect inconsistent with:

24.1.1
the holding of the Samsonite Corporation Depositary Interests in uncertificated form;

24.1.2
the transfer of title to the Samsonite Corporation Depositary Interests by means of a relevant system; or

24.1.3
the Regulations.

24.2
Without prejudice to the generality of clause 24.1 and notwithstanding anything contained in this Deed or any such instrument:

24.2.1
all Samsonite Corporation Depositary Interest Registers shall be maintained at all times in the United Kingdom;

24.2.2
Samsonite Corporation Depositary Interests may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

24.2.3
title to the Samsonite Corporation Depositary Interests which are recorded on a Samsonite Corporation Depositary Interest Register as being held in uncertificated form may be transferred by means of the relevant system concerned;

24.2.4
the Depositary shall comply with the provisions of Regulations 25 and 26 in relation to the Samsonite Corporation Depositary Interests;

24.2.5
Regulation 41 may be applied by the Depositary where relevant; and

24.2.6
a number of persons up to but not exceeding four may be registered as joint holders of any Samsonite Corporation Depositary Interest.

THIS DOCUMENT has been duly EXECUTED AS A DEED by the party set out below and delivered on the date set out at the front of this agreement.

Executed as a deed by COMPUTERSHARE INVESTOR SERVICES PLC acting by two directors or by one director and the secretary	}	Director Director/Secretary

QuickLinks

DATED [ • INSERT DATE] 2007
COMPUTERSHARE INVESTOR SERVICES PLC
DEED IN RESPECT OF SAMSONITE CORPORATION DEPOSITARY INTERESTS (as defined herein)
CONTENTS